UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 13, 2009

FEDERAL HOME LOAN BANK OF SEATTLE
(Exact name of registrant as specified in its charter)

Federally chartered corporation	000-51406	91-0852005
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1501 Fourth Avenue, Suite 1800
Seattle, WA 98101-1693
(Address of principal executive offices, including zip code)

(206) 340-2300
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 29, 2009, the Federal Home Loan Bank of Seattle (the "Seattle Bank") reported on Form 8-K the elimination of the position of chief business officer from management and disclosed its intent to enter into a separation and release arrangement with John W. Blizzard, then Senior Vice President, Chief Business Officer of the Seattle Bank.

On July 13, 2009, the Seattle Bank entered into a separation and release arrangement (the "Separation Agreement") with Mr. Blizzard. The following description of the Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the Separation Agreement, which is filed as Exhibit 10.1 to this report and incorporated by reference herein. The Separation Agreement provides that Mr. Blizzard is eligible for a lump sum separation payment of $189,800, equaling eight months base salary plus additional separation compensation of $25,000; retention of vested retirement benefits accrued pursuant to the terms of plans in which Mr. Blizzard participated; eight months of Seattle Bank-paid premiums for group medical, dental, and vision plan insurance; and six months of outplacement counseling service.

In consideration of the foregoing, Mr. Blizzard has agreed to return to the Seattle Bank property under his control relating to the Seattle Bank, to a general release of claims against the Seattle Bank, to cooperate in the future with the Seattle Bank in any claims or other proceedings that relate to matters in which Mr. Blizzard was substantially involved during the term of his employment, and to not reveal confidential information of the Seattle Bank. In consideration of the mutual obligations in the Separation Agreement, the Seattle Bank has agreed to a general release of claims against Mr. Blizzard in connection with his prior employment with the Seattle Bank.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.                                              Description

10.1    Separation and Release Agreement between the Federal Home Loan Bank of Seattle and John W. Blizzard.

Signature(s)

       Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 15, 2009	By: /s/ Richard M. Riccobono
Richard M. Riccobono President and Chief Executive Officer

Exhibit Index

Exhibit No.                                                             Description

10.1    Separation and Release Agreement between the Federal Home Loan Bank of Seattle and John W. Blizzard.